PRUDENTIAL WORLD FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ 07102




                                              December 19, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential World Fund, Inc.
                  File No. 811-3981


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended October 31, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                    Yours truly,


                                           /s/ Jonathan D. Shain
                                               Jonathan D. Shain
                                                       Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 19th day of December 2003.



Prudential World Fund, Inc.



By: /s/ Jonathan D. Shain	Witness: /s/ Floyd L. Hoelscher
         Jonathan D. Shain	Floyd L. Hoelscher
         Secretary





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